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                        CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities  Maximum Aggregate Offering             Amount of
            Offered                           Price                    Registration Fee
---------------------------------  --------------------------  --------------------------------
       Medium-Term Notes                  $500,000,000                     $53,500

                                                Filed pursuant to Rule 424(b)(2)
                                                             File No. 333-139194

                    PRICING SUPPLEMENT DATED 21 DECEMBER 2006
                      (TO PROSPECTUS DATED 8 DECEMBER 2006)
                                 -------------

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
                                MEDIUM TERM NOTES
                          FLOATING RATE NOTES DUE 2008

Issuer:                        The Governor and Company of the Bank of Ireland

Rating:                        Aa3 (Moody's)

                               A+ (Standard & Poor's)

Trade Date:                    December 21, 2006

Settlement Date:               December 29, 2006

Maturity:                      December 29, 2008

Principal Amount:              $500,000,000

Public Offering Price:         100%

Underwriting Discount:         $0

Net Proceeds to Issuer:        $500,000,000

Interest Rate:                 Prime Rate minus 287.5 basis points

Interest Payment Dates:        Pay quarterly on the 29th of March, June,
                               September, and December beginning March 29, 2007

Business Days:                 New York

Interest Reset Dates:          Resets each Business Day

Interest Determination Date:   Two New York Business Days prior to Interest
                               Reset Date

Denominations:                 U.S.$750,000 and multiples of U.S.$1,000

Day Count:                     Actual/360 day basis

CUSIP:                         06279E AC4

Bookrunner:                    Barclays Capital Inc.